UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2004

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Other Events

On October 5, 2004, DPL Inc. and The Dayton Power and Light Company (collectively, the “Companies”) and Robert D. Biggs entered into a letter agreement that amends the employment agreement among the Companies and Mr. Biggs, dated July 21, 2004 and effective as of May 16, 2004.  Section 3(c) of the original employment agreement provided for the grant of an option, which had not been granted prior to the date of the letter agreement, to purchase 200,000 common shares of DPL Inc. at a per share exercise price equal to the Fair Market Value (as defined in the Company’s Stock Option Plan) of such stock on May 16, 2004.  Pursuant to the letter agreement, this section of the employment agreement has been amended to provide that the options to be granted will have an exercise price equal to the Fair Market Value on the date of grant.  The options were granted on October 5, 2004 at an exercise price of $20.94.  This exercise price is approximately $1.87 per share higher than the exercise price that would have been assigned to the option had the option been issued as set forth in Mr. Biggs’ original employment agreement.

A copy of each of the employment agreement, the letter agreement and the stock option plan agreement is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01 (c).	Exhibits.

10.1	Employment Agreement among DPL Inc., The Dayton Power and Light Company and Robert D. Biggs, dated July 21, 2004 and effective as of May 16, 2004.

10.2	Letter Agreement among DPL Inc., The Dayton Power and Light Company and Robert D. Biggs, dated September 20, 2004 and effective as of October 5, 2004.

10.3	Stock Option Plan Agreement among DPL Inc., The Dayton Power and Light Company and Robert D. Biggs, dated October 5, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2004	DPL Inc.

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Employment Agreement among DPL Inc., The Dayton Power and Light Company and Robert Biggs, dated July 21, 2004 and effective as of May 16, 2004.	E
10.2	Letter Agreement among DPL Inc., The Dayton Power and Light Company and Robert Biggs, dated September 20, 2004 and effective as of October 5, 2004.	E
10.3	Stock Option Plan Agreement among DPL Inc., The Dayton Power and Light Company and Robert D. Biggs, dated October 5, 2004.	E